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                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                             OVERNITE CORPORATION



                                   ARTICLE I
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     The name of the Corporation is OVERNITE CORPORATION.



                                   ARTICLE II
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     The purpose for which the Corporation is formed is to transact any or all lawful business not required to be stated in the Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act as amended from time to time.



                                  ARTICLE III
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    1.  Authorized Shares.  The total number of shares of capital stock that the
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Corporation shall have authority to issue is 175,000,000, of which 150,000,000 shares shall be shares of common stock, par value $0.01 per share ("Common Stock"), and 25,000,000 shares shall be shares of Preferred Stock, par value $10.00 per share ("Preferred Stock").



     2.  Preferred Stock.  Shares of Preferred Stock may be issued in one or
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more series.  Subject to applicable laws, the Board of Directors of the
Corporation may determine the preferences, limitations and relative rights of any series of Preferred Stock before the issuance of any shares of that series. Such determination may include, without limitation, provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, exchangeability, convertibility, distribution and preference on dissolution or otherwise. Each series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.


     3.  Common Stock.
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          (a) Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of shareholders.


          (b) Subject to the rights of holders of Preferred Stock and subject to any other

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provisions of these Articles of Incorporation or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors from time to time.



     4.  Required Vote.  Except as otherwise required in these Articles of
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Incorporation as they may hereafter be amended:



          (i) Any Corporation action, except the election of Directors, an amendment or restatement of these Articles of Incorporation, a merger, a statutory share exchange, the sale or other disposition of all or substantially all of the Corporation's assets otherwise than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action;

          (ii) Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present;

          (iii) An amendment or restatement of these Articles of Incorporation other than an amendment that relates to a transaction described in subsection
(iv) of this section shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter; and


          (iv) A merger, statutory share exchange, sale or other disposition of all or substantially all of the Corporation's assets otherwise than in the usual and regular course of business, or dissolution, and any amendment of the Articles of Incorporation that changes this subsection or relates to any transaction described in this subsection or that amends Article VI of these Articles of Incorporation, shall be approved by more than two-thirds of the votes entitled to be cast by each voting group that is entitled to vote on such transaction or such amendment.



                                   ARTICLE IV
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     The initial registered office of the Corporation shall be located at 1000
Semmes Avenue in the City of Richmond, Virginia, and the initial registered agent shall be Lisa McKnight, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.



                                   ARTICLE V
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     No holder of any class of capital stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or acquire (i) any shares of any class of capital stock of the Corporation, whether now or hereafter authorized, (ii) any options, warrants or rights to subscribe for, purchase or acquire any of such shares or (iii) any securities or obligations convertible into, or exchangeable for, any such shares or warrants, rights or options to

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purchase any such shares.



                                   ARTICLE VI
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     1.   Board of Directors.  The Board of Directors shall consist of such
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number of individuals, not less than three nor more than seven, as shall be specified in or fixed in accordance with the bylaws of the Corporation, which range shall not be changed except by amendment of these Articles of Incorporation. Directors may be removed only with cause.

     2. The Board of Directors shall be divided into three classes, Class I, Class II and Class III as nearly equal in number as possible with the classification to be determined by the initial directors of the Corporation. Directors of the first class (Class I) shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1999; directors of the second class (Class II) shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2000, and directors of the third class (Class III) shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2001. At each annual meeting of shareholders after 1998, the successors to the class of directors whose terms then shall expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors so as to make all classes as nearly equal in number as possible.


                                  ARTICLE VII
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  1.  In this Article:

      "applicant" means the person seeking indemnification pursuant to this Article.

      "expenses" includes counsel fees.

      "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

      "party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

      "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

  2. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be

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liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

  3. The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

  4. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

  5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of
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itself create a presumption that the applicant did not meet the standard of conduct described in section 2 or 3 of this Article.

  6. Any indemnification under section 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in section 3.

  The determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b) If a quorum cannot be obtained under subsection (a) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation

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     directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c)  By special legal counsel:

  (i) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this section; or

  (ii) If a quorum of the Board of Directors cannot be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

      (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

  Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this section 6 to select counsel.

  Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

  7. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under section 6 of this Article if the applicant furnishes the Corporation: (i) a written statement of his or her good faith belief that he or she has met the standard of conduct described in section 3 of this Article; and (ii) a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.

      (b)  The undertaking required by paragraph (ii) of subsection (a) of this section 7 shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

      (c) Authorizations of payments under this section shall be made by the persons specified in section 6 of this Article.

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  8.  The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in section 2 or 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section 3. The provisions of sections 4 through 7 of this Article shall be applicable to any indemnification provided hereafter pursuant to this section 8.

  9. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him or her in any such capacity or arising from his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article.

  10. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other
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arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

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  11.  Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.


Dated:  May 19, 1998                          ----------------------------------
                                              Incorporator

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